EXHIBIT 23(A)(2)

                              CERTIFICATE OF TRUST



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                              CERTIFICATE OF TRUST
                                       OF
                             THE LEGACY FUNDS, INC.

                            a Delaware Business Trust


      THIS Certificate of Trust of The Legacy Funds, Inc. (the "Trust"), dated as of this 14th day of July, 1999, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, ss. 3801 eT Seq.

      1. NAME. The name of the business trust formed hereby is "The Legacy Funds, Inc."

      2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

            (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

            (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Agreement and Declaration of Trust of the Trust, shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

      4. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the Trustee named below does hereby execute this Certificate of Trust as of the date first-above written.



                                          /S/ ROBERT E. BELKNAP
                                          -----------------------
                                          Robert E. Belknap